Exhibit 3.2

ELECTRONIC ARTS INC.
AMENDED AND RESTATED
BY-LAWS

ARTICLE I

 MEETINGS OF STOCKHOLDERS

Section 1.         Place of Meeting. Meetings of the stockholders of Electronic Arts Inc. (the “Corporation”) shall be held at such place, either within or without the State of Delaware, and at such time as the Board of Directors (as defined below) may determine.

Section 2.       Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders of the Corporation may be called only by the President of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors.

Section 3.         Notice. Except as otherwise provided by applicable law, at least 10 and not more than 60 days before each meeting of the stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

Section 4.       Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by applicable law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5.       Voting. Except as otherwise provided by applicable law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock.

Section 6.       Action by Written Consent. Unless otherwise provided in the Corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken and bearing the dates of signatures of the stockholders who signed the consent, shall be signed by the holders of outstanding shares of stock having not less than a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, or the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book(s) in which proceedings of meetings of the stockholders are recorded.

ARTICLE II

DIRECTORS

Section 1.         Number, Election and Removal of Directors. The Board of Directors of the Corporation shall consist of such number of directors (“Directors”) as shall from time to time be fixed exclusively by resolution of the Board of Directors. Except as provided in the following sentence, the Directors shall be elected by stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

Section 2.         Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board or the President of the Corporation.

Section 3.        Notice. Notice need not be given of regular meetings of the Board of Directors. At least one business day before each special meeting of the Board of Directors, written or oral (either in person or by telephone), notice of the time, date and place of the meeting and the purpose or purposes for which the meeting is called, shall be given to each Director; provided, that notice of any meeting need not be given to any Director who shall be present at such meeting (in person or by telephone) or who shall waive notice thereof in writing either before or after such meeting.

Section 4.       Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by applicable law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 5.       Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an “Executive Committee,” to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting of such committee and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another Director to act as the absent or disqualified member.

Section 6.       Action by Written Consent. Unless otherwise restricted by the Corporation’s certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing(s) are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE III

OFFICERS

The officers of the Corporation shall consist of the President, the Vice President, the Secretary, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors, at any time, with or without cause.

ARTICLE IV

INDEMNIFICATION

To the fullest extent permitted by the Delaware General Corporation Law, the corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he or she was or is a party by reason of his or her current or former position with the Corporation or by reason of the fact that he or she is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE V

GENERAL PROVISIONS

Section 1.          Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 2.        Corporate Books. The books of the Corporation may be kept at such place within or outside the State of Delaware as the Board of Directors may from time to time determine.

Section 3.        Stock Certificates. The interest of each Stockholder may be evidenced by physical certificates for shares of stock in such form as may be prescribed from time to time by the Corporation or be uncertificated as provided in the DGCL. Any such physical certificates shall be signed by, or in the name of the Corporation by, at least two of the following officers of the Corporation: the President, the Vice President, or the Secretary. Any or all signatures on the certificate may be a facsimile signature (including through an electronic signature method). For the avoidance of doubt, any electronic form of a stock certificate shall not be deemed a physical stock certificate. Although any officer, transfer agent, or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue. In lieu of issuing certificates for shares of stock, the Board of Directors may either issue receipts therefor or may keep accounts upon the books of the Corporation for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

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